Exhibit 3.201

BYLAWS

OF

TELENET COMMUNICATIONS CORPORATION

July 21, 1976

ARTICLE I
Stockholders

Section 1.            Annual Meeting. The annual meeting of the stockholders shall be held on the fourth Wednesday in April in each year, of if that day is a legal holiday in the place where the meeting is to be held, then on the next succeeding full business day, for the purposes of electing directors and for such other purposes as may be determined as hereinafter provided.

The hour and place of such meeting and the purposes for which such meeting is to be held in addition to that specified above shall be determined in each year by the board of directors or, in the absence of action by the board, by the president. If in any year the annual meeting is not held on said date, a special meeting in lieu thereof may be held at a later time, and any elections held or business transacted at such meeting shall have the same force and effect as if held or transacted at the annual meeting.

Section 2.            Special Meetings. Special meetings of the stockholders may be called at any time by the president or by the board of directors and shall be called by the secretary, or in case of the death, absence, incapacity or refusal of the secretary, by any other officer, upon written application of one or more stockholders who hold at least one tenth part in interest of the capital stock entitled to vote thereat.Such application shall specify the purposes for which the meeting is to be called and may designate the date, hour and place of such meeting, provided, however, that no such application shall designate a date for a full business day or an hour not within normal business hours as the date or hour of such meeting without the approval of the president or the board of directors. If a vacancy on the boar d of directors arises for any reason, a special meeting of the stockholders shall be called promptly in the manner provided in the first sentence of this Sect ion 2, for the purpose of filling such vacancy.

Section 3.             Place of Meetings. Meetings of the stockholders may be held anywhere within, but not without, the United States.

Section 4.            Notice. Except as hereinafter provided, a written or printed notice of every meeting of stockholders stating the place, date, hour and purposes thereof shall be given by the secretary or an assistant secretary (or by any other officer in the case of an annual meeting or by the per son or persons calling the meeting in the case of a special meeting) at least ten (10), but not more than sixty (60), days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the certificate of incorporation or by these bylaws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, addressed to him at his address as it appear s upon the records of the Corporation. In the case of a special meeting held for the purpose of electing a director to fill a vacancy on the boar d, the notice shall be given within two (2) days after the vacancy arises, and such notice shall be the minimum permitted by these bylaws, unless this requirement is waived by the unanimous consent of the holders of all of the shares issued, outstanding and entitled to vote. No notice of the place, date, hour or purposes of any annual or special meeting of stockholders need be given to a stockholder if a written waiver of such notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attend s a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.            Action at a Meeting. Except as otherwise provided by the certificate of incorporation, at any meeting of the stockholders a majority of all shares of stock then issued, outstanding and entitled to vote shall constitute a quorum for the transaction of business. Though less than a quorum will be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had, and at any such adjourned meeting any business may be transacted which might have been transacted at the original meeting provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting when a quorum is present at any meeting, the affirmative vote of a majority of the shares of stock present or represented and entitled to vote shall be necessary and sufficient to the determination of any questions brought before the meeting, unless a larger vote is required by law, by the certificate of incorporation or by these bylaws, provided, however, that any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote.

Except as otherwise provided by law or by the certificate of incorporation or oy the se bylaws, each holder of record of shares of stock entitled to vote shall have one vote or each share held of record by him and a proportionate vote for any fractional shares so held by him. Stockholders may vote either in per son or by proxy. Unless expressly made irrevocable and coupled with an interest, no proxy dated more than six months before the meeting named therein shall be valid, and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them Unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the bur den of proving its validity shall rest on the challenger.

Any election by stockholders and the determination of any other questions to come before the meeting of the stockholders shall be by ballot if so requested by any stockholder entitled to vote but need not be otherwise.

Section 6.            Action Without a Meeting. Any action required or permitted to be taken by stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

RESOLVED: That Article II, Section 1 of the by-laws of the Corporation be amended to read in its entirety as follows:

Section. 1          Number and Election. The number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by the Board of Directors or by the stockholders at the annual meeting to be held for the election of directors or at any special meeting held for that purpose, provided that the number so fixed shall not be less than three (3). The directors shall be elected at the annual meeting of the stockholders. No director need be a stockholder. [Amended by Consent of Stockholder Executed on July 30, 1979.]

Section 3.            Resignations. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the secretary. Such resignations hall become effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

Section 4.             Removal. At any meeting of the stockholder or a class or series of stockholders called for the purpose any director may be removed from office with or without cause by the vote of a majority of the shares issued,

Section 5.             Vacancies. Vacancies on the board of directors shall be filled at a special meeting of stockholders called for that purpose.

Section 6.            Regular Meetings. Regular meetings of the board of directors may be held at such times and places as the board of directors may fix from time to time and, when so fixed, no notice thereof need be given. The first meeting of the board of directors following the annual meeting of the stockholders shall be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof. If in any year a meeting of the board of directors is not held at such time and place, any elections to be held or business to be transacted at such meeting may be held or transacted at any later meeting of the board of directors with the same force and effect as if held or transacted at such meeting.

If a vacancy in the board of directors exists at the time of a regular meeting, the meeting shall be adjourned until the vacancy has been filled, but need not be adjourned for a period longer than fifteen (15) days following the date such vacancy arose, provided, however, that in the event of an emergency within such fifteen (15) day period requiring action by the board of director, such action may be taken and will not be invalidated by this provision.

Section 7.            Special Meetings. Special meetings of the board of directors may be called at any time and place by the president or secretary or by any director. If a vacancy in the board of directors exists at the time of a special meeting, the meeting shall be adjourned until the vacancy has been filled, but need not be adjourned for a period longer than fifteen (15) days following the date such vacancy arose, provided, however, that in the event of an emergency within such fifteen (15) day period requiring action by the board of directors, such action may be taken and will not be invalidated by this provision. A written, printed or telegraphic notice stating the place, date and hour (but not necessarily the purposes) of the meeting shall be given by the secretary or an assistant secretary or by the officer or director calling the meeting at least seven (7) days before such meeting to each director by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, or sending it by prepaid telegram, addressed to him at his last known address. No notice of the place, date or hour of any meeting of the board of directors need be given to any director if a written waiver of such notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

Section 8.             Action at a Meeting. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had. When a quorum is present at any meeting a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the certificate of incorporation or by these bylaws. Members of the board of directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting for all purposes of these bylaws.

Section 9.            Action Without a Meeting. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all of the director s (there being no vacancies at the time) consent to the action by a writing filed with the records of the meeting of the directors. Such consent shall be treated as a vote of the directors for all purposes.

Section 10.           Powers. The board of directors shall have and may exercise all the powers of the Corporation, except such as by law, by the certificate of incorporation or by these bylaws are conferred upon or reserved to the stockholders.

Section 11.          Committees. The board of directors by resolution adopted by unanimous vote of all of the directors (there being no vacancies at the time), may elect from the board an executive committee or one or more other committees and may delegate to any such committee or committees any or all of the powers of the board except those which by law, by the certificate of incorporation or by these bylaws may not be so delegated. Such committees shall serve at the pleasure of the board of directors. Except as the board of directors may otherwise determine, each such committee may make rules for the conduct of its business, but, unless otherwise determined by the board or in such rules, its business shall be conducted, as nearly as may be, as is provided by these bylaws for the conduct of the business of the board of directors.

ARTICLE III
Officers

Section 1.             Enumeration. The officer s of the Corporation shall consist of a president, a treasurer and a secretary and such other officers, including without limitation a chairman of the board of directors, and one or more vice presidents, assistant treasurers and assistant secretaries, as the board of directors may from time to time determine.

Section 2.             Qualifications. No officer need be a stockholder or a director. The same person may hold at the same time one or more off ices unless otherwise provided by law. Any officer may be required by the board of directors to give a bond for the faithful performance of his duties in such form and with such sureties as the board may determine Section I.

Section 3.             Elections. The president, treasurer and secretary shall be elected annually by the board of directors at its first meeting following the annual meeting of the stockholders. All other officers shall be chosen or appointed by the board of directors.

Section 4.            Term. Except as otherwise provided by law, by the certificate of incorporation or by these bylaws, the president, treasurer, and secretary shall hold office until the first meeting of the boar d of directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified. All other officers shall hold office until the first meeting of the boar d of directors following the next annual meeting of the stockholders, unless a shorter time is specified in the vote choosing or appointing such officer or officers.

Section 5.            Resignations. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the president or the secretary. Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

Section 6.             Removal. Any officer may be removed •from office with or without cause by vote of a majority of the directors then in office. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the board of directors.

Section 7.             Vacancies. Vacancies in any office may be filled by the board of directors.

Section 8.            Certain Duties and Powers. The officers designated below, subject at all times to these bylaws and to the direction and control of the board of directors, shall have and may exercise the respective duties and powers set forth below: [Amended 1/30/86 by Consent of the Board of Directors (see Exhibit A hereto.)]

The Chairman of the Board of Directors. The chairman of the board of directors, if there be one, shall, when present, preside at all meetings of the board of directors.

The President.     The president shall be the chief executive officer of the Corporation and shall have general operating charge of its business. Unless otherwise prescribed by the board of directors, he shall, when present, preside at all meetings of the stockholders, and, if a director, at all meetings of the board of directors unless there be a chairman of the board of directors who is present at the meeting.

The Treasurer.      The treasurer shall be the chief financial officer of the Corporation and shall cause to be kept accurate books of account.

The Secretary.     The secretary, shall keep a record of all proceedings of the stockholders and the board of directors. In the absence of the secretary from any such meeting, an assistant secretary, if there be one, or otherwise a secretary pro tempore designated by the person presiding at the meeting, shall perform the duties of the secretary at such meeting.

Section 9.            Other Duties and Powers. Each officer, subject at all times to these bylaws and to the direction and control of the board of directors, shall have and may exercise, in addition to the duties and powers specifically set forth in these bylaws, such duties and powers as are prescribed by law, such powers and duties as are commonly incident to his office, and such duties and powers as the board of directors may from time to time prescribe.

ARTICLE IV
Capital Stock

Section 1.             Amount and Issuance. The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue shall be stated in the certificate of incorporation. The directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the certificate of incorporation, and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consider between capital and surplus.

Section 2.           Certificates. Each stockholder shall been titled to a certificate or certificates stating the number and the class and the designation of the series, if any, of the shares held by him, and otherwise in form approved by the board of directors. Such certificate or certificates shall be signed by the president or a vice president and by the treasurer, an assistant treasurer, the secretary or an assistant secretary. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

Every certificate issued for shares of stock at a time when such shares are subject to any restrict ion on transfer pursuant to the certificate of incorporation, these bylaws or any agreement to which the Corporation is a par ty shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Ever y certificate issued for shares of stock at a time when the Corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the certificate of incorporation or (ii) a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 3.           Transfers. The board of directors may make such rules and regulations not inconsistent with law, with the certificate of incorporation or with these bylaws as it deems expedient relative to the issue, transfer and registration of stock certificates. The board of directors may appoint a transfer agent and a registrar of transfers, or either, and require all stock certificates to bear their signatures. Except as otherwise provided by law, by the certificate of incorporation or by these bylaws, the Corporation shall be entitled to treat the record holder of any shares of stock as shown on the books of the Corporation as the holder of such shares for all purposes, including the right to receive notice of and to vote at any meeting of stockholders and the right to receive any dividend or other distribution in respect of such shares.

Section 4.            Record Date. The board of directors may fix in advance a time, which shall be not more than sixty (60) nor less than ten (10) days be for e the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereto for the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or part of such period.

Section 5.             Lost Certificates. The board of directors may, except as otherwise provided by law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed.

ARTICLE V
Indemnification

The Corporation shall indemnify and reimburse all persons whom it has the power to indemnify and reimburse pursuant to Section 145 of the Delaware General Corporation Law, as amended from time to time, and in the manner provided therein. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability whatever asserted against him and incur red by him in any such capacity or arising out of his status as such.

Notwithstanding the foregoing, the indemnification provided for in this article shall not be deemed exclusive of any other rights to which those seeking indemnification for any reason whatever may been titled under any agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE VI
Miscellaneous Provisions

Section 1.             Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December next following.

Section 2.             Corporate Seal. The seal of the Corporation shall be in such form as shall be determined from time to time by the board of directors.

Section 3.            Corporate Records. The original, or attested copies, of the certificate of incorporation, bylaws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the Corporation or at an office of its transfer agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection by any stockholder for any proper purpose but not if the purpose for which such inspection is sought is to secure a list of stockholders or other information for the purpose of selling said list or information or copies therefor of using the same for a purpose other than the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

Section 4.            Voting of Securities. Except as the board of directors may otherwise prescribe, the president or the treasurer shall have full power and authority in the name and behalf of the Corporation, subject to the instructions of the board of directors, to waive notice of, to attend, act and vote at, and to appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

ARTICLE VII
Amendments

These bylaws may be amended or repealed at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of capital stock, then issued, outstanding and entitled to vote, provided notice of the proposed amendment or repeal is given in the notice of the meeting. No change in the date fixed in the bylaws for the annual meeting of the stockholders shall be made within sixty (60) days before such date, and notice of any change in such date shall be given to all stockholders at least twenty (20) days before the new date fixed for such meeting.

Articles III, IV, V and VI of these bylaws may be amended or repealed in whole or in part, or new bylaws made (not inconsistent with Articles III, IV, V and VI), by a majority vote of the board of directors except with respect to any provision thereof which by law, the certificate incorporation or these bylaws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amendment or repeal by the directors of any bylaws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the bylaws. Any bylaw to be made, amended or repealed by the directors may be amended or repealed by the stockholders.

EXHIBIT A
TO
THE BYLAWS OF
TELENET COMMUNICATIONS CORPORATION

Article III, Section 8 amended as follows:

The Treasurer and Assistant Treasurers. The Treasurer and assistant Treasurers, if any, shall:

(a)
have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit, or cause to be deposited, all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

(b)
disburse, or cause to be disbursed, the funds of the Corporations as may be directed by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at all regular meetings of the Board of Directors, or whenever they may require, an account of all of the transactions of the Corporation and its financial condition;

(c)
give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of his death, resignation or retirement or removal from office, of all books, papers, vouchers, money and other property of whatever nature in his possession or under his control belonging to the Corporation.

(d)
in general, perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board or by the chief executive office of the Corporation.

Article III, Section 8 amended by adding the following:

The Controller and Assistant Controllers. The Controller and Assistant Controllers, if any, shall at the request of the Treasurer, keep full and complete books of account of all operations of the Corporation and of its assets and liabilities, and shall:

(a)
exhibit at all reasonable times the books of account and records to any of the directors of the Corporation upon application during business hours at the office of the Corporation where such books and records are kept;

(b)
render reports of the operations and business and of the condition of the finances of the Corporation to the Treasurer and at all regular meetings of the Board of Directors if called upon to do so, and at such other times as may be requested by the Treasurer, the Board or any director, or by the chief executive officer of the Corporation;

(c)	make periodic reports to the Treasurer of all receipts and disbursements and see that correct vouchers are taken for all disbursements for any purposes;

(d)	in general perform all duties incident to the office of Controller, and such other duties as from time to time may be assigned to him by the Board or by the chief executive officer of the Corporation.

Other Officers. The Chairman of the Board or the President may also appoint one or more officers of any division or department of the Corporation, with duties and powers limited to such division or department, but no such division or department officer of the Corporation by virtue of such appointment.